UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June14, 2007

THE CHILDREN’S PLACE RETAIL STORES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-23071	31-1241495
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

915 Secaucus Road, Secaucus, New Jersey, 07094
(Address of Principal Executive Offices) (Zip Code)

(201) 558-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17 CFR  240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR  240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 14, 2007, we received a NASDAQ Staff Determination letter from the NASDAQ Stock Market. The letter states that because the Company has not filed with the Securities and Exchange Commission its most recent Quarterly Report on Form 10-Q, which is for the quarter ended May 5, 2007, NASDAQ, pursuant to Marketplace Rule 4310(c)(14), has an additional basis for delisting the Company's securities from The NASDAQ Stock Market.

The Company anticipated receipt of this notice since, as previously announced, it received previous determination letters indicating that the Company was not in compliance with the filing requirements for continued listing due to the Company's inability to file its Quarterly Reports on Form 10-Q for the second quarter ended July 29, 2006 and the third quarter ended October 28, 2006 and its Annual Report on Form 10-K for the fiscal year ended February 3, 2007. Currently, Nasdaq’s Listing and Hearing Review Council is reviewing the Company’s continued listing because of the Company’s failure to file such reports. The Company has made a submission to the Council in support of its continued listing while it prepares and submits the missing reports, including, as previously announced, a restatement of its financial statements, which the Company expect to complete as soon as practicable. In accordance with Marketplace Rule 4804(c), the Company may make an additional submission in regard to this additional deficiency for consideration as part of the pending review. There is no assurance that the Council will grant the Company's request for continued listing.

On June 20, 2007 we issued a press release announcing receipt of the NASDAQ Staff Determination letter.

[SIGNATURE BLOCK FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Susan Riley
Name: Susan Riley
Title: Executive Vice President, Finance and Administration

Dated: June 20, 2007